EXHIBIT 10.22

NOTE EXTENSION:

PPD PARTNERS hereby agrees to extend SEA TIGER, INC. 8% Convertible Debenture Due December 31, 2009 (No_ 1) in the amount of $1,702,826 until September 30. 2011.